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                                                                    EXHIBIT 8.1


                        LIST OF SIGNIFICANT SUBSIDIARIES

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                                                                                PERCENTAGE
                                                                                INTEREST/
                                                                                VOTING
NAME                                          COUNTRY OF INCORPORATION          POWER
-------------------------------------         ------------------------          ----------

Pearson Education Inc.                        United States                           100%
Pearson Education Ltd                         England and Wales                       100%
NCS Pearson Inc.                              United States                           100%
Pearson Longman Inc.                          United States                           100%
Pearson Education Holdings Inc.               United States                           100%
PN Holdings Inc.                              United States                           100%
The Financial Times Limited                   England and Wales                       100%
Financial Times Business Ltd                  England and Wales                       100%
Interactive Data Corporation                  United States                            61%
Recoletos Grupo de Comunicacion SA            Spain                                    79%
Les Echos SA                                  France                                  100%
Penguin Group (USA) Inc.                      United States                           100%
The Penguin Publishing Co Ltd                 England and Wales                       100%
Dorling Kindersley Holdings Ltd               England and Wales                       100%
Pearson Inc.                                  United States                           100%
Pearson Holdings Inc.                         England and Wales                       100%
Pearson Overseas Holdings Ltd                 England and Wales                       100%
Pearson International Finance Ltd             England and Wales                       100%
West Thurrock Estates Ltd                     England and Wales                       100%
Pearson Capital Company LLC                   United States                           100%
Pearson Finance Partnership (Bermuda)         Bermuda                                 100%
Testchange Ltd                                England and Wales                       100%
Pearson Netherlands BV                        Netherlands                             100%
Pearson AG                                    Switzerland                             100%

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